Exhibit 32
CERTIFICATION PURSUANT TO
18 U.S.C.SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of LKA Gold Incorporated, (the "Company") on Form 10-Q for the period ending March 31, 2014, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Kye A. Abraham, Chief Executive Officer, and Nanette Abraham, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:	May 20, 2014	By:	/s/Kye Abraham
Kye Abraham, Chief Executive Officer

Date:	May 20, 2014	By:	/s/Nanette Abraham
Nanette Abraham, Chief Financial Officer